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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF FREMONT GENERAL CORPORATION




Each of the subsidiary companies does business under its incorporated name.

1.  Domestic Subsidiaries

NAME                                                              STATE OF INCORPORATION
----                                                              ----------------------
Comstock Insurance Company                                              California
Fremont Casualty Insurance Company                                       Illinois
Fremont Compensation Insurance Company                                  California
Fremont Employers First Insurance Company                               California
Fremont Compensation Insurance Group, Inc.                              California
Fremont General Credit Corporation                                      California
Fremont General Insurance Agency, Inc.                                  California
Fremont Health Corporation                                              California
Fremont Indemnity Company                                               California
Fremont Industrial Indemnity  Company                                   California
Fremont Industrial Indemnity Company of the Northwest                   Washington
Fremont Industrial Indemnity Insurance Services, Inc.                   California
Fremont Investment and Loan                                             California
Fremont Life Insurance Company                                          California
Fremont Pacific Insurance Company                                       California
Fremont Premium Finance Corporation                                     California
Investors Bancor                                                        California
Menlo Life Insurance Company                                              Arizona



2.  Foreign Subsidiaries

NAME                                                              STATE OF INCORPORATION
----                                                              ----------------------
Fremont Reinsurance Company, Ltd. (Bermuda)                               Bermuda